EXHIBIT 99.1
News January 3, 14:21 Eastern Time


Globalock Corp. -- dba American Inflatables -- Crosses Into the New Millennium PACIFIC PALISADES, Calif., Jan 3, 2000 (BUSINESS WIRE) -- Globalock Corp.
(OTCBB: GLLK), a publicly traded company, dba American Inflatables (the "Company" or "AMIN") Monday announced that it believes that it is well prepared for the year 2000.

AMIN manufactures and markets inflatable blimps and other custom inflatable products, and maintains one of the largest and most comprehensive inventories of custom inflatable patterns. Whether floating in the air, tethered to the ground or flying, this innovative advertising medium creates strong brand awareness and low cost advertising to manufacturers and retailers alike.

The company designs and manufactures helium and cold air inflatables:

     -- Helium inflatables -- filled with helium, a non-flammable gas, floats effortlessly through the air.

     -- Cold air inflatables -- powered by an electrical fan, constant flow of air.

     -- Remote controlled inflatables -- for use in stadiums, arenas and convention centers.

The company's inflatable products are manufactured using lightweight and durable fabrics, making them easy to handle, portable, and can be installed/dismantled single-handedly. The company believes with a few strategic acquisitions that it will become the premier manufacturer and supplier of alternative promotional advertising solutions. Products range from custom inflatable designs and huge product replicas to standard, low cost, designs such as: cold air and helium-filled advertising balloons, airships, "hot air balloon" rooftop displays, airborne helium balls and large flying signs.

The company's promotional specialties are of the highest caliber in quality, durability and craftsmanship. This continues the tradition of providing quality inflatable display media with the demonstration of unique capabilities, attention to detail and variety.

The company's products are designed with businesses in mind; AMIN's advertising inflatables have the capacity to expand profits by attracting customers, lure passers-by and increase business and walk-in traffic with its strong visual appeal. Among the variety of promotional activities, they can be used in retail as a sophisticated point-of-purchase display aid; sales enhancement tools which are as flexible as your marketing prowess.


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     The company's products offer:

     -- Cost-effective solutions and options

     -- Rapid set-up along with quick deflation

     -- Huge oversized product replica models

     -- Corporate logos

     -- Standard designs

     -- Custom detailed spheres and globes

     -- Unusual form of advertising display

     -- Remote controlled blimps and custom shapes

     -- Reusable both indoors and outdoors

     -- Aerial advantage of greater visibility from a distance

Within the last few years, cost effective and back to basic marketing has led to the use of inflatable advertising. Inflatable advertising has earned the reputation of "dollar for dollar" being the most cost-effective advertising available to retailers who rely on walk-in traffic. Inflatable advertising, still in its infancy, is reaching annual sales of nearly $1 billion. Inflatable advertising is effective for businesses that rely on walk-in traffic; product identification or trade shows recognition. Inflatable products have many industrial uses. Inflatables that safely lift a 12-ton vehicle in soft terrain to tethered inflatables that carry a variety of payloads including satellite equipment, camera equipment, and even military equipment. This industry is growing substantially and the company is going to capitalize on that growth during the year 2000.


  For more information, call 310/230-6122 or 949/515-8952.

  Except for historical matter contained herein, the matters discussed in this news release are forward-looking statements and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect the company's business and prospects and cause actual results to differ materially from these forward-looking statements.


Copyright (C) 2000 Business Wire.  All rights reserved.


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CONTACT:       Globalock Corp., Pacific Palisades
               Gregg Mulholland, 949/515-8952